EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






  As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 1997, on the financial statements of KU Energy Corporation incorporated in this Form 10-K and our report dated January 28, 1997, on the financial statements of Kentucky Utilities Company included in this Form 10-K into the previously filed
  Form S-8 Registration Statement of KU Energy Corporation and Kentucky Utilities Company (File No. 33-57087).


                                           /s/Arthur Andersen
                                           Arthur Andersen LLP

  Chicago, Illinois
  March 10, 1997









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